PROSPECTUS and				PRICING SUPPLEMENT NO. 53
PROSPECTUS SUPPLEMENT, each		effective at 12:00 PM ET
Dated January 12, 1999			Dated August 17, 2000
CUSIP: 24422EMN6				Commission File No.: 333-69601
Filed pursuant to Rule 424(b)(3)

                        U.S. $370,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				22 August 2000

Maturity Date:					22 February 2002

Principal Amount:					$100,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 5 Basis Points

Initial Interest Determination Date:	18 August 2000

Day Count Convention:				Actual/360

Interest Reset Dates:				Quarterly on the 22nd
                                          Feb, May, Aug, Nov
							(or next business day)

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the 22nd
                                          Feb, May, Aug, Nov
							(or next business day)

Redemption Provisions:				None

Banc of America Securities LLC, has
purchased the Senior Notes as
principal at a price of 100% of the
aggregate principal amount of the
Senior Notes.


Banc of America Securities LLC